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                                                                    EXHIBIT 23.3


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-53792 of PracticeWorks, Inc. on Form S-1 of our report dated November 9, 1999, on the financial statements of Integrated Dental Technologies, Inc. dba PracticeWorks as of July 31, 1999 and 1998 and for the years then ended, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP
Phoenix, Arizona

January 29, 2001